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                                                                   EXHIBIT 99.12

                   [LETTERHEAD OF MAYER, BROWN, ROWE & MAW]



February 22, 2002

To the Persons Listed on
  Schedule I Attached hereto

Re:      Agreement and Plan of Reorganization for the Exchange of Stock of
Investment Grade Fixed Income Portfolio for Substantially All of the Assets of Fixed Income III Portfolio, dated as of January 23, 2002 (the "Investment Grade Agreement"); Agreement and Plan of Reorganization for the Exchange of Stock of High Yield Portfolio for Substantially All of the Assets of High Yield II Portfolio, dated as of January 23, 2002 (the "High Yield Agreement"); Agreement and Plan of Reorganization for the Exchange of Stock of Core Plus Fixed Income Portfolio for Substantially All of the Assets of Special Purpose Fixed Income Portfolio, dated as of January 23, 2002 (the "Core Plus Agreement" and together with the Investment Grade Agreement and the High Yield Agreement, the "Reorganization Agreements")

Ladies and Gentlemen:

         We have acted as counsel to Fixed Income III Portfolio ("Fixed Income III") and to High Yield II Portfolio ("High Yield II"), each a portfolio of the Morgan Stanley Institutional Fund, Inc., a Maryland corporation, and as counsel to Special Purpose Fixed Income Portfolio ("Special Purpose" and together with Fixed Income III and High Yield II, "Transferor"), Investment Grade Fixed Income Portfolio ("Investment Grade"), High Yield Portfolio ("High Yield") and Core Plus Fixed Income Portfolio ("Core Plus" and together with Investment Grade and High Yield, "Transferee"), each a portfolio of the Morgan Stanley Institutional Fund Trust, a Pennsylvania business trust, in connection with the proposed transfer of substantially all of the assets of (i) Fixed Income III to Investment Grade, (ii) High Yield II to High Yield, and (iii) Special Purpose to Core Plus and certain other transactions related thereto pursuant to and in accordance with the terms of the Reorganization Agreements (the "Reorganizations"). You have requested that we provide opinions regarding the treatment of the Reorganizations under the Internal Revenue Code of 1986, as amended (the "Code"), and the accuracy of the tax disclosures in the proxy statement and prospectus (the "Proxy Statement/Prospectus") on Exhibit 12 to the Form N-14 Registration Statement.

         In connection with rendering these opinions, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Reorganization Agreements, (ii) the


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To the Persons Listed on
  Schedule I Attached Hereto
February 22, 2002
Page 2

Registration Statement on Form N-14 for the Reorganization, and the Proxy Statement/Prospectus and other documents, exhibits, attachments and schedules contained therein, (iii) written representations of Morgan Stanley Investment Management Inc and Morgan Stanley Investments LP (collectively, the "Advisors") concerning certain facts underlying and relating to the Reorganizations set forth in a letter dated February 22, 2002, and (iv) such other documents and materials as we have deemed necessary or appropriate for purposes of the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. We have not made an independent investigation of the facts set forth either in the Registration Statement, the Reorganization Agreement or such other documents that we have examined. We have consequently assumed in rendering these opinions that the information presented in such documents or otherwise furnished to us accurately and completely describes in all material respects all facts relevant to the Reorganizations.

         We have also assumed for purposes of rendering our opinions (i) the accuracy of, and material compliance with, the representations of the Advisors set forth in the letter referred to above, (ii) the accuracy of, and material compliance with, the representations, warranties, covenants and agreements of Transferor and Transferee made in the Reorganization Agreements, and (iii) that there are no agreements or understandings other than those of which we have been informed that would affect our conclusions set forth below.

         The opinions set forth below are based on the Code, the legislative history with respect thereto, rules and regulations promulgated thereunder, and published rulings, court decisions and administrative authorities issued with respect to all of the foregoing, all as in effect and existing on the date hereof, and all of which are subject to change at any time, possibly on a retroactive basis. In addition, there can be no assurance that positions contrary to those stated in our opinions may not be asserted by the Internal Revenue Service.

         Any change occurring after the date hereof in, or a variation from, any of the foregoing factual or legal bases for our opinions could affect the conclusions set forth below.

         In addition, the opinions expressed herein are given as of the date hereof and we express no obligation to advise you of any changes in the law or events that may hereafter come to our attention that could affect our opinions set forth below.

         Based on the foregoing, we are of the opinions that, for federal income tax purposes:

         1. The summaries of United States federal income tax consequences set forth in the Proxy Statement/Prospectus under the headings "Synopsis -- Tax Consequences of the Reorganizations", "The Reorganizations -- The Board's Considerations" and "The






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To the Persons Listed on
 Schedule I Attached Hereto
February 22, 2002
Page 3


Reorganizations -- Tax Aspects of the Reorganizations" are accurate in all material respects as to matters of law and legal conclusions.

         2. The transfer of Transferor's assets in exchange for Transferee Shares1/ and the assumption by Transferee of certain stated liabilities of Transferor followed by the distribution by Transferor of Transferee Shares to the Transferor Shareholders in exchange for their Transferor shares pursuant to and in accordance with the terms of the Reorganization Agreements will constitute a "reorganization" within the meaning of section 368(a)(1)(C) of the Code, and Transferor and Transferee will each be a "party to a reorganization" within the meaning of section 368(b) of the Code.

         3. No gain or loss will be recognized by Transferee upon receipt of the assets of Transferor solely in exchange for Transferee Shares and the assumption by Transferee of the stated liabilities of Transferor.

         4. No gain or loss will be recognized by Transferor upon the transfer of the assets of Transferor to Transferee in exchange for Transferee Shares and the assumption by Transferee of the stated liabilities or upon the distribution of Transferee Shares to the Transferor Shareholders in exchange for their Transferor shares.

         5. No gain or loss will be recognized by the Transferor Shareholders upon the exchange of the Transferor shares for Transferee Shares.

         6. The aggregate tax basis for the Transferee Shares received by each Transferor Shareholder pursuant to the Reorganizations will be the same as the aggregate tax basis of the Transferor shares held by each such Transferor Shareholder immediately prior to the Reorganizations.

         7. The holding period of the Transferee Shares to be received by each Transferor Shareholder will include the period during which the Transferor shares surrendered in exchange therefore were held (provided such Transferor shares are held as capital assets on the date of the Reorganizations).

         8. The tax basis of the assets of Transferor acquired by Transferee will be the same as the tax basis of such assets to Transferor immediately prior to the Reorganizations.

         9. The holding period of the assets of Transferor in the hands of Transferee will include the period during which those assets were held by Transferor.

----------------------
/1/ Capitalized terms used herein without definition have the meanings ascribed to them in the Reorganization Agreements.



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To the Persons Listed on
 Schedule I Attached Hereto
February 22, 2002
Page 4



         These opinions are being provided to you solely in connection with the filing of the Registration Statement for the Reorganizations. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

                  We hereby consent to the filing of this opinion as an exhibit to the Proxy Statement/Prospectus and to all references to this firm under the headings "Synopsis -- Tax Consequences of the Reorganizations" and "The Reorganizations -- Tax Aspects of the Reorganizations" in the Proxy Statement/Prospectus.

Sincerely,

/s/ Mayer, Brown, Rowe & Maw




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                                   SCHEDULE I
                                   ----------

Morgan Stanley Institutional Fund Trust
Core Plus Fixed Income Portfolio

Morgan Stanley Institutional Fund, Inc.
Fixed Income III Portfolio

Morgan Stanley Institutional Fund Trust
High Yield Portfolio

Morgan Stanley Institutional Fund, Inc.
High Yield II Portfolio

Morgan Stanley Institutional Fund Trust
Investment Grade Fixed Income Portfolio

Morgan Stanley Institutional Fund Trust
Special Purpose Fixed Income Portfolio